UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2005

MarkWest Energy Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Entry into Material Agreement, Sale of Equity, Financial Statements

Item 1.01 Entry Into a Material Definitive Agreement

On December 23, 2005, MarkWest Energy Partners, L.P. (“MarkWest”) completed a private placement of 574,714 common units. The units were issued at a purchase price of $43.50 per unit, raising approximately $25 million, including the general partner’s contribution. The sale and issuance of the common units in this private placement were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”).  The proceeds of this private placement will be used to repay a portion of the funds borrowed under the MarkWest’s credit facility and term loan facility used to finance acquisition of the Javelina businesses and operations located in Corpus Christi, Texas, on November 1, 2005.

MarkWest also entered into a registration rights agreement with the investors in the private placement requiring MarkWest to file with the Securities and Exchange Commission, by May 22, 2006, a registration statement covering the common units issued. If the registration statement is not declared effective by the SEC by July 21, 2006, then up to the date it is declared effective, MarkWest will be liable to make pro rata payments to each investor in an amount equal to 0.25% of the aggregate amount invested by such investor per 30-day period (or pro rata for any portion thereof) for the first sixty (60) days following such deadline, with such payment increasing by 0.25% of the aggregate amount invested by such investor per 30-day period for each subsequent sixty (60) days, up to a maximum of 1.00% per thirty (30) day period.  Parties to the agreement are MarkWest, Swank MLP Convergence Fund, LP, Fort Mason Master, L.P., Fort Mason Partners, L.P., Eagle Income Appreciation Partners, L.P., and RCH Energy Opportunity Fund I, L.P.

SECTION 3 - Securities and Trading Markets

ITEM 3.02 Unregistered Sales of Equity Securities

On December 23, 2005, MarkWest Energy Partners, L.P. (“MarkWest”) completed a private placement of 574,714 common units. The units were issued at a purchase price of $43.50 per unit, raising approximately $25 million, including the general partner’s contribution. The sale and issuance of the common units in this private placement were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”). The proceeds of this private placement will be used to repay a portion of the funds borrowed under the MarkWest’s credit facility and term loan facility used to finance the acquisition of the Javelina businesses and operations located in Corpus Christi, Texas, on November 1, 2005.

MarkWest also entered into a registration rights agreement with the investors in the private placement requiring MarkWest to file with the Securities and Exchange Commission, by May 22, 2006, a registration statement covering the common units issued. If the registration statement is not declared effective by the SEC by July 21, 2006, then up to the date it is declared effective, MarkWest will be liable to make pro rata payments to each investor in an amount equal to 0.25% of the aggregate amount invested by such investor per 30-day period (or pro rata for any portion thereof) for the first sixty (60) days following such deadline, with such payment increasing by 0.25% of the aggregate amount invested by such investor per 30-day period for each subsequent sixty (60) days, up to a maximum of 1.00% per thirty (30) day period.

The securities offered in the private placement have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

A copy of the press release (Exhibit 99.1), Unit Purchase Agreement (Exhibit 99.2) and Registration Rights Agreement (Exhibit 99.3) are filed as exhibits to this Current Report on Form 8-K.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

99.1	Press Release, dated December 27, 2005, MarkWest Energy Partners, L.P. announcing completion of private placement

99.2	Unit Purchase Agreement, dated as of December 23, 2005

99.3	Registration Rights Agreement, dated as of December 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.
It’s General Partner

Date: December 29, 2005	By:	/s/ James G. Ivey
James G. Ivey,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 27, 2005, MarkWest Energy Partners, L.P. announcing completion of private placement

99.2	Unit Purchase Agreement, dated as of December 23, 2005

99.3	Registration Rights Agreement, dated as of December 23, 2005